Exhibit 10.7
LEASE

by and between

PARADIGM RESOURCES, L.C.,

a Utah limited liability company,

as Landlord

and

MAJESCO ENTERTAINMENT COMPANY,

a Delaware corporation,

d/b/a POLARITY TE,

as Tenant

615 ARAPEEN DRIVE, SUITE 102

SALT LAKE CITY, UTAH 84108

615 ARAPEEN DRIVE – SALT LAKE CITY, UTAH

615 ARAPEEN DRIVE – SALT LAKE CITY, UTAH

615 ARAPEEN DRIVE – SALT LAKE CITY, UTAH

LEASE AGREEMENT
(hereinafter “Lease”)

ARTICLE I. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS

SECTION 1.01. BASIC LEASE PROVISIONS

(A)
EFFECTIVE DATE: _______________________________, 2016 (“Effective Date”)

(B)
LANDLORD: PARADIGM RESOURCES, L.C., a Utah limited liability company (“Landlord”)

(C)
ADDRESS OF LANDLORD FOR NOTICES (Section 16.01):

Paradigm Resources, L.C.
c/o Woodbury Corporation
Attn: Lease Administration
2733 East Parleys Way, Suite 300
Salt Lake City, Utah 84109

With a copy to:
Paradigm Resources, L.C.
c/o Woodbury Corporation
Attn: Legal Department
2733 East Parleys Way, Suite 300
Salt Lake City, Utah 84109

(D)
TENANT: Majesco Entertainment Company, a Delaware corporation, d/b/a PolarityTE (“Tenant”) (Tax ID: 06-1529524)

(E)
ADDRESS OF TENANT FOR NOTICES (Section 16.01): 4041-T Hadley Road, South Plainfield, New Jersey 07080

(F)
PERMITTED USE (Section 7.01): Research and development lab and office use (“Permitted Use”), and for no other use without the prior written consent of Landlord.

(G)
TENANT’S TRADE NAME: PolarityTE

(H)
BUILDING (Section 2.01): An office building situated at 615 Arapeen Drive, in the City of Salt Lake, County of Salt Lake, State of Utah (“Building”).

(I)
LEASED PREMISES (Section 2.01): 615 Arapeen Drive, Suite 102, Salt Lake City, Utah 84108, consisting of approximately 5,331 square feet of gross rentable area (“Leased Premises”), as depicted on Exhibit “A”.

(J)
DELIVERY OF POSSESSION (Section 5.02): The Leased Premises shall be delivered to Tenant within ten (10) days of the Effective Date of this Lease (“Delivery of Possession”), as certified by a notice of Delivery of Possession. Preliminary Term (as defined in Section 4.03) begins on Delivery of Possession.

(K)
RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE (Sections 4.01 and 4.02): The term of this Lease shall commence on the earlier to occur of (a) January 1, 2017 or (b) the date Tenant is open and operating in the Leased Premises (“Rental Term Commencement Date”), and shall be for a period of one (1) full Lease Year (as defined in Section 4.01) ending December 31, 2017 (“Rental Term”), as certified by a notice of Rental Term Commencement Date.

(L)
BASE MONTHLY RENT (Section 3.01): Twelve Thousand Four Hundred Thirty-Nine and 00/100 Dollars ($12,439.00) per month (“Base Monthly Rent”).

(M)
Intentionally Omitted.

(N)
OPERATING EXPENSES: All operating expenses for the Leased Premises and the Building shall be paid for by Landlord.

(O)
Intentionally Omitted.

(P)
UTILITIES AND SERVICES: Subject to the provisions of Sections 12.01 and 12.02, this Lease provides that the utilities and services shall be paid or reimbursed by Tenant.

(Q)
HOURS OF OPERATION (Section 12.03): Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days per week. Standard operating hours for the Building shall be 6:00 a.m. to 9:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding holidays (“Standard Operating Hours”).

(R)
PREPAID RENT: Twelve Thousand Four Hundred Thirty-Nine and 00/100 Dollars ($12,439.00) paid by Tenant upon Tenant’s execution of this Lease to be applied to the first installment of Base Monthly Rent due hereunder.

(S)
SECURITY DEPOSIT (Section 26.01): Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) (“Security Deposit”) to be paid by Tenant upon Tenant’s execution of this Lease.

(T)
Intentionally Omitted.

(U)
Intentionally Omitted.

(V)
Intentionally Omitted.

(W)
TENANT’S WORK (Section 6.01): Tenant shall finish the Leased Premises in accordance with plans and specifications approved by Landlord. Prior to commencement of construction, Tenant shall submit an electronic copy of all plans to Landlord for review and approval as set forth in Section 6.01.

(X)
LEASED PREMISES CONDITION: Except as hereinafter provided, Landlord covenants that actual possession of the Leased Premises shall be delivered to Tenant in “as is” condition. It is agreed that by taking possession of the Leased Premises as a tenant, Tenant formally accepts the same and acknowledges that the Leased Premises is in the condition called for hereunder.

[Remainder of Page Intentionally Left Blank]

SECTION 1.02. SIGNIFICANCE OF A BASIC LEASE PROVISION.   The foregoing provisions of Section 1.01 summarize for convenience only certain fundamental terms of this Lease delineated more fully in the articles and sections referenced therein. In the event of a conflict between the provisions of Section 1.01 and the balance of this Lease, the latter shall control.

SECTION 1.03. ENUMERATION OF EXHIBITS.   The exhibits enumerated in this Section 1.03 and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease. In the event of a conflict between the body of this Lease and the exhibits, the body of this Lease shall control.

EXHIBIT “A”                                - SITE PLAN
EXHIBIT “B”                                - LEGAL DESCRIPTION

ARTICLE II. GRANT AND LEASED PREMISES

SECTION 2.01. LEASED PREMISES.   Landlord has heretofore obtained a long-term ground lease covering that certain tract of real property situated in the University of Utah Research Park in Salt Lake City, State of Utah, more particularly described in Exhibit “B” attached hereto, together with certain easement for access rights. (Such tract is hereinafter referred to as the “Property”).

Landlord owns the Building on the Property referred to in Section 1.01(H) suitable for use as office, research and limited complementary retail space, together with related parking facilities and other improvements necessary to enable the Building to be so used (the Building and related facilities and improvements are hereinafter collectively referred to as the “Improvements”).

In consideration for the rent to be paid and covenants to be performed by Tenant, Landlord hereby leases to Tenant, and Tenant leases from Landlord for the Rental Term and upon the terms and conditions herein set forth, the Leased Premises described in Section 1.01(I), located in the Building. Gross rentable area measurements herein specified are from the exterior of the perimeter walls of the Building to the center of the interior walls.

The exterior walls and roof of the Leased Premises and the areas beneath the Leased Premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Leased Premises in locations which do not materially and adversely interfere with Tenant’s use thereof and serving other parts of the Building or buildings are hereby reserved to Landlord. Landlord reserves (a) such access rights through the Leased Premises as may be reasonably necessary to enable access by Landlord to the balance of the Building and reserved areas and elements as set forth above; and (b) the right to install or maintain meters on the Leased Premises to monitor use of utilities. In exercising such rights, Landlord shall use reasonable efforts so as to not commit waste upon the Leased Premises and as far as practicable shall not materially and adversely interfere with Tenant’s use of the Leased Premises and shall minimize annoyance, interference or damage to Tenant and the Leased Premises when making modifications, additions or repairs.

Subject to the provisions of Article VIII and Section 27.11, Tenant and its employees, contractors, customers, agents and invitees have the right to the non-exclusive use, in common with existing tenants of such unreserved automobile parking spaces, driveways, footways, and other facilities designated for common use within the Building, except that with respect to non-exclusive areas, Tenant shall cause its employees to park their cars only in areas specifically designated from time to time by Landlord for that purpose. Landlord shall have the right to designate, in its sole business judgment, certain spaces as “visitor” parking spaces and Tenant shall use its best efforts to cause its employees not to park in such visitor parking.

ARTICLE III. RENT

SECTION 3.01. BASE MONTHLY RENT.   Tenant agrees to pay to Landlord Base Monthly Rent in the amounts set forth in Section 1.01(L) at such place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on or before the first day of each calendar month during the Rental Term, including any Rental Term extension or renewal thereof, commencing on the Rental Term Commencement Date. In the event the Rental Term Commencement Date occurs on a day other than the first day of a calendar month, then Base Monthly Rent to be paid on the Rental Term Commencement Date shall include both Base Monthly Rent for the first full calendar month occurring after the Rental Term Commencement Date, plus Base Monthly Rent for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty (30) day month).

SECTION 3.02.   Intentionally Omitted.

SECTION 3.03.  Intentionally Omitted.

SECTION 3.04.  Intentionally Omitted.

SECTION 3.05.  Intentionally Omitted.

SECTION 3.06. TAXES.

(a)           Landlord shall pay all real property taxes and assessments which are levied against or which apply to the Building with respect to the Leased Premises.

(b)           Tenant shall pay, prior to delinquency, all taxes, assessments, charges, and fees which during the Rental Term, or any Rental Term extension or renewal thereof, may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant’s use of the Leased Premises or any inventory, personal property, fixtures or equipment kept or installed, or permitted to be located therein by Tenant.

SECTION 3.07. PAYMENTS.   All payments of Base Monthly Rent, Additional Rent (as defined in Section 3.08) and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord’s principal office set forth in Section 1.01(C), or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord’s account by no later than the due date for such payment. If Tenant fails to pay any Base Monthly Rent, Additional Rent or any other amounts or charges within ten (10) days of the date when due, Tenant shall pay interest from the due date of such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of fifteen percent (15%) per annum or two percent (2%) over the prime rate or base rate charged by Citibank of New York at the due date of such payment; provided however, that in any case the maximum amount or rate of interest to be charged shall not exceed the maximum non-usurious rate in accordance with applicable law. In addition, Tenant shall pay a late fee equal to four percent (4%) of such past due amount to compensate Landlord for extra administrative, collection, processing, accounting and other costs incurred through Tenant’s nonpayment.

SECTION 3.08. ADDITIONAL RENT.   Tenant shall pay as “Additional Rent” any and all sums of money or charges required to be paid by Tenant under this Lease whether or not the same be designated as Additional Rent. If such amounts or charges are not paid at the time provided for in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of Base Monthly Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any interest, late fee or other remedy of Landlord.

ARTICLE IV. RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM

SECTION 4.01. RENTAL TERM.    The initial term of this Lease shall be for the period defined as the Rental Term in Section 1.01(K), plus the partial calendar month, if any, occurring after the Rental Term Commencement Date if the Rental Term Commencement Date occurs other than on the first day of a calendar month. “Lease Year(s)” shall include twelve (12) calendar months, except that the first Lease Year shall also include any partial calendar month beginning on the Rental Term Commencement Date.

SECTION 4.02. RENTAL TERM COMMENCEMENT DATE AND TERMINATION DATE.   The Rental Term of this Lease and Tenant’s obligation to pay rent hereunder shall commence on the Rental Term Commencement Date as set forth in Section 1.01(K). Each of the parties hereto agrees, upon demand of the other, to execute a Rental Term Commencement Date notice, expressing the commencement and termination dates of the Rental Term as soon as the commencement and termination dates have been determined.

SECTION 4.03. PRELIMINARY TERM.   The period between the date Tenant enters upon the Leased Premises and the Rental Term Commencement Date shall be designated as the “Preliminary Term” during which no Base Monthly Rent shall accrue; however, other covenants and obligations of Tenant shall be in full force and effect. Delivery of Possession of the Leased Premises to Tenant, as provided in Section 5.02, shall be considered “entry” by Tenant and commencement of the Preliminary Term.

SECTION 4.04. END OF RENTAL TERM.    This Lease, and the tenancy hereby created, shall terminate at the end of the Rental Term, or any Rental Term extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Leased Premises from Tenant holding over to the same extent as if statutory notice has been given.

ARTICLE V. CONSTRUCTION OF LEASED PREMISES

SECTION 5.01. CONSTRUCTION OF LEASED PREMISES BY LANDLORD.   Landlord has constructed the Building in which the Leased Premises is located. Tenant is leasing the Leased Premises in “as is” condition.

SECTION 5.02. DELIVERY OF POSSESSION FOR TENANT’S WORK.   Except as expressly stated otherwise, Landlord covenants that actual possession of the Leased Premises shall be delivered to Tenant in “as is” condition. It is agreed that by taking possession of the Leased Premises as a tenant, Tenant formally accepts the same and acknowledges that the Leased Premises is in the condition called for hereunder.

SECTION 5.03. CHANGES AND ADDITIONS BY LANDLORD.   Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the Building in which the Leased Premises is contained and to build adjoining the same and to modify the existing parking or other Common Areas to accommodate additional buildings. Landlord also reserves the right to construct other buildings or improvements on the Property from time to time, on condition that if the Property is expanded so as to include any additional buildings, Landlord agrees to create or maintain a parking ratio adequate to meet local laws and ordinances, including the right to add land to the Common Areas or to erect parking structures thereon.

SECTION 5.04. TERMINATING LEASE FOR REMODELING.   In Landlord’s sole discretion, if it becomes necessary to terminate this Lease in order to reasonably perform alterations or additions to the Building, Landlord may terminate this Lease upon one (1) year’s prior written notice. In such case, Tenant shall have the right to remove its trade fixtures (but no building improvements) on or before the termination date of this Lease and Landlord shall pay to Tenant as liquidated damages for such termination, a sum equal to the unamortized portion of Tenant’s building improvements as certified to Landlord in accordance with Section 6.01 hereof, assuming that such amortization is on a straight line basis extending over the firm Rental Term and at an interest rate equal to the lower of ten percent (10%) per annum or the rate in fact applicable to Tenant’s existing financing of such improvements. Landlord may elect to offset any sums payable by Landlord to Tenant against any sums payable by Tenant to Landlord. In addition, Tenant shall have the right to lease such other available space of comparable size within the Building as may be mutually agreeable to Landlord and Tenant for the remainder of the Rental Term at the same Base Monthly Rent rate per square foot as Tenant is required to pay Landlord in Section 3.01.

ARTICLE VI. TENANT’S WORK

SECTION 6.01. REMODEL OF LEASED PREMISES BY TENANT.   Subject to Section 9.01, Tenant agrees, prior to the Rental Term Commencement Date, at Tenant’s sole cost and expense, to provide all work of whatsoever nature in accordance with its plans and specifications, subject to Landlord’s prior written approval (“Tenant’s Work”). Empty conduit extending to the Leased Premises for telephone and data lines, from central locations in the building, shall be provided by Landlord. All terminations, crossovers, and distribution wiring from panels to the various equipment and receptacles shall be provided by Tenant at Tenant’s sole cost and expense. Tenant agrees to furnish Landlord, within the time periods designated by Landlord, with a complete and detailed set of plans and specifications drawn by a registered architect (or by some other qualified person acceptable to Landlord) setting forth and describing Tenant’s Work in such detail as Landlord may require and in compliance with the initial permit set drawings and the final construction set documents approved by Landlord. If such plans and specifications are not so furnished by Tenant within the required time periods designated by Landlord, then Landlord may, at its option, in addition to other remedies Landlord may enjoy, cancel this Lease at any time thereafter while such plans and specifications have not been so furnished. Tenant shall remit one (1) electronic copy of any and all plans and specifications to Landlord at the following email address:

drawings@woodburycorp.com

Additional physical copies can be sent to:

Woodbury Corporation
Attn: Architecture
2733 Parleys Way, Suite 300
Salt Lake City, Utah 84109-1662

With a copy to:

Woodbury Corporation
Attn: Lease Administration
2733 Parleys Way, Suite 300
Salt Lake City, Utah 84109-1662

No material deviation from the final set of plans and specifications, once submitted to and approved by Landlord, shall be made by Tenant without Landlord’s prior written consent. Landlord shall have the right to approve or disapprove Tenant’s architect and contractor to be used in performing Tenant’s Work, and the right to require and approve insurance or bonds to be provided by Tenant or such contractors. In due course, after completion of Tenant’s Work, Tenant shall certify to Landlord the itemized cost of Tenant improvements and fixtures located upon the Leased Premises. Any design costs incurred by Landlord, including space planning, preliminary and final design and engineering costs, as well as municipal and/or construction plan review fees, permit fees, and/or impact fees shall be part of Tenant’s Work and may be applied to any, Landlord’s construction cost cap and/or any additional allowance. Additional costs shall include, but not be limited to, any costs incurred due to Tenant requested changes which are a result of change orders requiring extraordinary design or engineering applications. To the extent that Landlord elects to perform certain Tenant’s Work, Tenant shall pay Landlord for such work within ten (10) days of invoice by Landlord.

SECTION 6.02. SETTLEMENT OF DISPUTES.   It is understood and agreed that any disagreement or dispute which may arise between Landlord and Tenant with reference to the work to be performed by Landlord shall be resolved by Landlord’s architect, whose good faith decision shall be final and binding on both Landlord and Tenant.

SECTION 6.03. PROJECT CLOSE-OUT.   Where Tenant’s Work is performed in accordance with Section 6.01, the following procedures shall apply:

(a)           Preconstruction. Prior to the commencement of construction, Tenant and Tenant’s contractor shall participate in a preconstruction meeting and provide all documentation requested by Landlord.

(b)           Field Inspection. On completion of construction, Landlord and Tenant shall conduct an inspection of the improvements to identify whether there are any incomplete items or other deficiencies. A punch list of such deficiencies shall be prepared. Tenant shall make all corrections within no more than fifteen (15) days thereafter.

(c)           Required Project Closeout Information. Tenant shall provide an electronic copy of items (i) through (v) below to Landlord at the following email address:

leaseadmin@woodburycorp.com

Additional, physical copies can be sent to:

Woodbury Corporation
Attn: Architecture
2733 Parleys Way, Suite 300
Salt Lake City, Utah 84109-1662

With a copy to:

Woodbury Corporation
Attn: Lease Administration
2733 Parleys Way, Suite 300
Salt Lake City, Utah 84109-1662

(i)           As-built drawings depicting changes to the construction documents that occurred during construction, organized according to the original construction documents.

(ii)           A list of all subcontractors and major material and equipment supplies having contracts greater than Five Thousand Dollars ($5,000.00). The list shall include the actual final contract value of the contractor’s and each subcontractors’ work. Also, include a copy of contractor’s final application for payment with a cost breakdown of the various categories of work.

(iii)           Copies of final unconditional lien waivers from Tenant’s general contractor, each subcontractor and material supplier who have provided materials, labor and/or services during the construction of Tenant’s Work, and any person who has filed a preliminary lien notice with the State’s registry. Tenant shall include a copy of the State registry of preliminary lien notices demonstrating that all rights to claim have been removed. In the event that final unconditional lien releases are not available, contractor shall submit final lien waivers conditioned on final payment. Such waivers shall indicate the amount of payment due. Contractor shall include on its list of subcontractors, a column indicating the amount due each subcontractor. In the event of disputes, reasonable evidence shall be required showing that any lien rights have been bonded over and that the Tenant is contesting such matters in good faith and by appropriate proceedings, or upon evidence of expiration of statute of limitation for filing mechanics liens.

ARTICLE VII. PERMITTED USE

SECTION 7.01. PERMITTED USE OF LEASED PREMISES.   Tenant shall use and occupy the Leased Premises during the continuance of this Lease solely for the Permitted Use set forth in Section 1.01(F) and for purposes ordinarily incidental to such use and only for such purposes and in such manner as are permitted both by the Protective Covenants relating to the University of Utah Research Park and by any existing legislation concerning the Research Park, and for no other use without the prior written consent of Landlord. Tenant shall promptly comply with all present or future laws, ordinances, lawful orders and regulations affecting the Leased Premises and the cleanliness, safety, occupancy and use of the Leased Premises. Tenant shall not make any use of the Leased Premises which shall cause cancellation or an increase in the cost of any insurance policy covering the Leased Premises. Tenant shall not keep or use on the Leased Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Tenant shall not commit any waste upon the Leased Premises and shall not conduct or allow any business, activity, or thing on the Leased Premises which is an annoyance or causes damage to Landlord, to other subtenants, occupants, or users of the improvements, or to occupants of the vicinity. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Leased Premises. Landlord represents that to the best of its knowledge and understanding, that upon Delivery of Possession, the Building shall comply with all currently applicable laws, ordinances and regulations of municipal, county, state and federal authorities.

SECTION 7.02. HAZARDOUS SUBSTANCES.   Tenant shall not use, produce, store, release, dispose or handle in or about the Leased Premises or transfer to or from the Leased Premises (or permit any other party to do such acts) any Hazardous Substance (as defined herein) except in compliance with all applicable Environmental Laws (as defined herein). Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Leased Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Leased Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant’s notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Leased Premises. “Environmental Law(s)” shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act. “Hazardous Substance(s)” shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environmental Law. If it is determined that any Hazardous Substance exists on the Leased Premises resulting from any act of Tenant or its employees, agents, contractors, licensees, subtenants or customers, then Tenant shall immediately take necessary action to cause the removal of such substance and shall remove such within ten (10) days after discovery. Notwithstanding the above, if the Hazardous Substance is of a nature that cannot be reasonably removed within ten (10) days Tenant shall not be in default if Tenant has commenced to cause such removal and proceeds diligently thereafter to complete removal, except that in all cases, any Hazardous Substance must be removed within sixty (60) days after discovery thereof. Furthermore, notwithstanding the above, if in the good faith judgment of Landlord, the existence of such Hazardous Substance creates an emergency or is of a nature which may result in immediate physical danger to persons at the Property, Landlord may enter upon the Leased Premises and remove such Hazardous Substances and charge the cost thereof to Tenant as Additional Rent.

ARTICLE VIII. OPERATION AND MAINTENANCE OF COMMON AREAS

SECTION 8.01. CONSTRUCTION AND CONTROL OF COMMON AREAS.   All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including if any, employee parking areas, truck ways, loading docks, mail rooms or mail pickup areas, pedestrian sidewalks and hallways, landscaped areas, retaining walls, stairways, restrooms and other areas and improvements provided by Landlord for the general use in common with all tenants, their officers, agents, employees and customers (“Common Area(s)”), shall at all times be subject to the exclusive control and management of Landlord, which Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section 8.01. Landlord shall have the right to construct, maintain and operate lighting and drainage facilities on or in all such areas and improvements; to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close temporarily all or any portion of such areas or facilities to such extent as may, in the opinion of counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to assign “reserved” parking spaces for exclusive use of certain tenants or for customer parking, to discourage non-employee and non-customer parking; and to do and perform such other acts in and to such areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view toward maintaining of appropriate convenience uses, amenities, and for permitted uses by tenants, their officers, agents, employees and customers. Landlord shall operate and maintain the Common Areas and Common Facilities (as defined herein) referred to above in such a manner as it, in its sole discretion, shall determine from time to time to be reasonable. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation, security and maintenance of the Common Areas and Common Facilities. The Building and/or Property signs, traffic control signs and other signs determined by Landlord to be in best interest of the Building and/or Property shall be considered part of the Common Areas and Common Facilities.

For purposes of this Article VIII, “Common Facilities” shall mean all areas, space, equipment and special services available for the common or joint use and/or benefit of any of the occupants of the Building or their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian lanes, courts, stairs, ramps and sidewalks, comfort and first-aid stations, washrooms, restrooms, janitorial rooms, transformer vaults, electrical rooms, sprinkler riser rooms, common equipment storage rooms, information booths, canopies, utility systems, energy management systems, roof drains, sumps and gutters, walls and fences, and elevators and air-walkways, if any.

SECTION 8.02. LICENSE.   All Common Areas and Common Facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liabilities nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction, so long as such revocations or diminutions are deemed by Landlord to serve the best interests of the Building and/or Property. The term of such revocable license shall be coterminous with this Lease and shall not be revoked or terminated during the Rental Term of this Lease

ARTICLE IX. ALTERATIONS, SIGNS, LOCKS & KEYS

SECTION 9.01. ALTERATIONS.   Tenant shall not make or suffer to be made any alterations or additions to the Leased Premises or any part thereof without the prior written consent of Landlord, in Landlord’s sole and absolute discretion. Any additions to, or alterations of the Leased Premises, except movable furniture, equipment and trade fixtures, shall become a part of the realty and belong to Landlord upon the expiration of the Rental Term, or any Rental Term extension or renewal thereof, or other termination or surrender of the Leased Premises to Landlord. Tenant shall promptly pay all contractors and materialmen so as to minimize the possibility of a lien attaching to the Leased Premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. Landlord reserves the right to enter the Leased Premises to post, and keep posted, notices of non-responsibility for any such liens.

SECTION 9.02. REMOVAL BY TENANT.   In the event of any Landlord-approved remodeling by Tenant, Landlord reserves title to all removed materials, building components, plumbing and HVAC equipment, except that Tenant shall remove from the Leased Premises those items which Landlord chooses not to salvage. All new alterations, decorations, additions and improvements paid by Tenant, if any, shall be deemed to belong to Tenant although attached to the Leased Premises. However, none of such items may be removed from the Leased Premises and shall become the property of Landlord upon the expiration of the Rental Term, or any Rental Term renewal or extension thereof, or other termination or surrender of the Leased Premises to Landlord. Tenant shall not remove any of such alterations, decorations, additions and improvements, although trade fixtures installed by Tenant may be removed if all rents due herein are paid in full and Tenant is in full compliance with all other terms and conditions in this Lease.

SECTION 9.03. SIGNS.   Tenant shall not place or suffer to be placed or maintained on any exterior door, wall or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, canopy, advertising matter or other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord’s written approval. Tenant shall maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section 9.03. Landlord has established rules and regulations governing the size, type and design of all signs, decorations, etc., which are specifically set forth in accordance with the final construction set documents approved by Landlord.

SECTION 9.04.  Intentionally Omitted.

SECTION 9.05.  LOCKS AND KEYS.

(a)           The Building shall be equipped with an electronic card access system at entrance to the Building as well as primary doors of the Leased Premises. Landlord shall issue, monitor, and program key cards for Tenant and Tenant’s employees, as reasonably needed. When employment relationships change, Tenant shall cooperate to attempt to retrieve such key cards from employees leaving Tenant.

(b)           Where key access exists, Tenant may change locks or install other locks on doors, but if Tenant does, Tenant must provide Landlord with duplicate keys or key cards, if any, within twenty-four (24) hours after such change or installation.

(c)           Tenant shall, upon termination of this Lease, deliver to Landlord all the keys and/or key cards to the Building and the Leased Premises including any interior offices, toilet rooms, combinations to built-in safes, etc. which shall have been furnished to or by Tenant or are in the possession of Tenant.

ARTICLE X. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

SECTION 10.01. LANDLORD’S OBLIGATION FOR MAINTENANCE.   Landlord shall maintain and repair: (1) the areas outside the Leased Premises including hallways, public restrooms, if any, general landscaping, Landlord owned parking areas, driveways and walkways; (2) the Building structure including the roof, exterior walls and foundation; and (3) all Building plumbing, electrical, heating, and air conditioning systems. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant or any malfunctioning furnishings and/or fixtures, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord’s supervisory overhead. Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises is a part or of defects therein or in any fixtures or equipment provided by Landlord.

SECTION 10.02. TENANT’S OBLIGATION FOR MAINTENANCE.

(a)           Tenant shall provide its own janitorial service and keep and maintain the Leased Premises, including the interior wall surfaces and windows, floors, floor coverings and ceilings, in a clean, sanitary and safe condition in accordance with applicable laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshal, insurance underwriter or rating bureau designated by Landlord, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the Leased Premises.

(b)           Tenant shall pay, when due, all claims for labor or material furnished, for work under Sections 9.01, 9.02 and 10.02 hereof, to or for Tenant at or for use in the Leased Premises, and shall bond such work to prevent assertion of claims against Landlord unless Landlord waives such requirement in writing.

(c)           Tenant agrees to be responsible for all furnishings, fixtures and equipment located upon the Leased Premises from time to time (including any specialty HVAC equipment for labs or lab equipment) and shall replace carpeting within the Leased Premises if same shall be damaged by tearing, burning, or stains resulting from spilling anything on such carpet, reasonable wear and tear excepted. Tenant further agrees to use chair mats or floor protectors wherever it uses chairs with wheels or casters on carpeted areas.

SECTION 10.03. SURRENDER AND RIGHTS UPON TERMINATION.

(a)           This Lease, and the tenancy hereby created, shall cease and terminate at the end of the Rental Term hereof, or any Rental Term extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of the Leased Premises from Tenant holding over to the same extent as if statutory notice has been given.

(b)           Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Leased Premises, including the items constituting Tenant’s Work, to Landlord in the same condition as when the Leased Premises was delivered to Tenant or as altered as provided in Section 9.01, ordinary wear and tear excepted. Upon request of Landlord, Tenant shall promptly remove all personal property from the Leased Premises and repair any damage caused by such removal. Obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination shall survive the expiration or other termination of the Rental Term of this Lease. Liabilities accruing after the date of termination are defined in Sections 11.01, 19.01 and 19.02.

ARTICLE XI. INSURANCE AND INDEMNITY

SECTION 11.01. LIABILITY INSURANCE AND INDEMNITY.   Tenant shall, during the Rental Term, Preliminary Term, and any Rental Term extension or renewal thereof, keep in full force and effect a policy of commercial general liability insurance with respect to the Leased Premises, with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence. The policy shall name Landlord, property manager (i.e., Woodbury Corporation) and any other persons, firms or corporations designated by Landlord and Tenant as named “Additional Insured(s)”, and shall contain a clause that the insurer shall not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. Such insurance shall include an endorsement permitting Landlord and property manager to recover damage suffered due to act or omission of Tenant, notwithstanding being named as an Additional Insured party in such policies. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge the same to Tenant.

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless caused by the negligence of Landlord and to the extent not covered by its casualty or liability insurance. In case Landlord shall, without fault of its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

SECTION 11.02. FIRE AND CASUALTY INSURANCE.

(a)           Subject to the provisions of this Section 11.02, Landlord shall secure, pay for, and at all times during the Rental Term, and any Rental Term extension or renewal thereof, maintain fire and casualty extended coverage insurance providing coverage upon the Improvements in an amount equal to the full insurable replacement value thereof (as determined by Landlord), together with such other casualty insurance coverage as Landlord deems advisable with regard to the Building, including at its option, but not limited to, average clauses, boiler insurance, elevator insurance, automatic sprinkler damage insurance, and rental income insurance sufficient to pay to Landlord not less than twelve (12) months Base Monthly Rent and Additional Rent. Landlord may require appropriate endorsements as may be required by Landlord or Landlord’s lender. Landlord’s fire and casualty insurance on the Building need not cover items such as Tenant’s murals, works of art, abnormal decorative treatments or items listed in this Section 11.02 included within such policy coverage. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Tenant shall have the right, at its request at any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section 11.02, together with evidence that the premiums therefor have been paid.

(b)           Tenant agrees to maintain, at its own expense, such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant’s personal property, equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Leased Premises by Tenant or with Tenant’s permission shall be so done at Tenant’s sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

(c)           Tenant shall not permit the Leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the Rental Term Commencement Date of this Lease. Tenant agrees to pay as Additional Rent the total amount of any increase in the insurance premium of Landlord over that in effect prior to the Rental Term Commencement Date of this Lease resulting from Tenant’s use of the Leased Premises. If Tenant installs any electrical or other equipment which overloads the lines in the Leased Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord’s insurance.

(d)           Tenant shall be responsible for all glass breakage in and about the Leased Premises, unless caused by Landlord, its employees or agents, and agrees to immediately replace all glass broken or damaged during the Rental Term, and any Rental Term extension or renewal thereof, with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant’s expense, any broken or damaged glass if not replaced by Tenant within five (5) days after such damage.

SECTION 11.03. WAIVER OF SUBROGATION.   Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

SECTION 11.04. INDEMNIFICATION.

(a)           Subject to the terms and conditions set forth in Section 11.03, Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees to extent not covered by insurance required by Article XI. In case Landlord is, without fault on its part, made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in defending itself or enforcing the covenants and agreements of this Lease.

(b)           Subject to the terms and conditions set forth in Section 11.03, to the extent not covered by the insurance required to be maintained by Tenant, or that would not have been covered by insurance had Tenant maintained such insurance, Landlord agrees to indemnify and save harmless Tenant in regard to third parties for damages occurring on the Common Area proximately caused by the wrongful acts or negligence of Landlord, its contractors, agents or employees in scope of their employment, including costs of defense and reasonable attorneys’ fees incurred in such defense. In case Tenant is, without fault on its part, made a party to litigation against Landlord as a result of such acts or negligence which Tenant’s insurer is not required to defend, then Landlord shall indemnify Tenant against costs of such defense including reasonable attorneys’ fees.

ARTICLE XII. UTILITY CHARGES

SECTION 12.01. OBLIGATION OF LANDLORD.   Unless otherwise agreed in writing by the parties, during the Rental Term of this Lease Landlord shall cause to be furnished to the Leased Premises during Standard Operating Hours as set forth in Section 1.01(Q), except Holidays, the following utilities and services:

(a)           Electricity, water, gas and sewer service.

(b)           Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

(c)           Heat and air-conditioning to such extent and to such levels as, in Landlord’s judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by University Research Park or any government agency. The parties agree and understand that the above heat and air-conditioning shall be provided during Standard Operating Hours.

(d)           Snow removal and parking lot sweeping services for the parking areas owned by Landlord.

(e)           Elevator service.

SECTION 12.02. OBLIGATIONS OF TENANT.   Tenant shall arrange for and shall pay the entire cost and expense of all telephone and data installation, equipment and monthly use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 12.01. Tenant covenants to use good faith efforts to reasonably conserve utilities by turning off lights and equipment when not in use and taking such other reasonable actions in accordance with sound standards for energy conservation. Landlord reserves the right to separately meter or otherwise monitor any utility usage and to separately charge Tenant for its own utilities, in which case an equitable adjustment shall be made to Base Monthly Rent. Additional limitations of Tenant are as follows:

(a)           Tenant shall not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises using current in excess of 208 volts) which shall in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the Permitted Use designated in Section 1.01(F), nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

(b)           If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 1.01(F), Tenant shall first procure the written consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by such meters, at the rates charged for such service by the city in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed; and

(c)           If and where heat generating devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

SECTION 12.03.   Intentionally Omitted.

SECTION 12.04. LIMITATIONS ON LANDLORD’S LIABILITY.   Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of Base Monthly Rent by reason of Landlord’s failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

ARTICLE XIII. ESTOPPEL AND OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

SECTION 13.01. ESTOPPEL AND OFF-SET STATEMENT.   Tenant agrees, within ten (10) days after request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement in writing, certifying:

(a)           that this Lease is unmodified and in full force and effect, or if there have been modifications, stating the modifications,

(b)           the Rental Term Commencement Date of this Lease,

(c)           that rent is paid currently without any off-set or defense thereto,

(d)           the amount of rent, if any, paid in advance, and

(e)           that there are no uncured defaults by Landlord or stating those claimed by Tenant.

Tenant’s failure to execute and deliver such statement within the ten (10) day period shall be an event of default which is subject to the remedies set forth in Section 13.05 herein and further deemed to make conclusive and binding upon Tenant the statements contained therein as true and correct without exception. Unless Tenant shall have notified Landlord in writing within the ten (10) day period of any qualifications Tenant may have to the aforesaid statements, then anyone participating with Landlord in the sale or mortgage shall have the right to rely on the accuracy of such statement.

SECTION 13.02. ATTORNMENT.   In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord conveys in a sale all of its rights and duties in and to this Lease and the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

SECTION 13.03. SUBORDINATION.   Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and any Rental Term renewals, replacements and extensions thereof, provided the mortgagees or trustees named in such mortgages or deeds of trust shall agree to recognize this Lease in the event of foreclosure, if Tenant is not in default.

SECTION 13.04. MORTGAGEE SUBORDINATION.   Tenant hereby agrees that this Lease shall, if at any time requested by Landlord or any lender in respect to Landlord’s financing of the Building or the Property in which the Leased Premises is located or any portion hereof, be made superior to any mortgage or deed of trust that may have preceded this Lease.

SECTION 13.05. REMEDIES.   Failure of Tenant to execute and deliver any of the above instruments within fifteen (15) days after written request to do so by Landlord shall constitute a breach of this Lease entitling Landlord, at its option, to cancel this Lease and terminate Tenant’s interest therein.

ARTICLE XIV. ASSIGNING, MORTGAGING, SUBLETTING,
CHANGE IN OWNERSHIP BY TENANT

SECTION 14.01. CONSENT REQUIRED.   Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Leased Premises, or any part thereof, nor mortgage nor encumber this Lease or any part of the Leased Premises, nor enter into licenses or concession agreements or in other manner permit the occupation of or sharing of possession of any part of the Leased Premises, or any assignment of this Lease or any estate or interest therein (all of the foregoing being hereafter referred to as an “Assignment”) without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord shall not relieve Tenant or any Guarantor of this Lease from continuing liability for all obligations under this Lease. Any Assignment by operation of law or if Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an Assignment within the meaning of this Section 14.01. However, any Assignment to a parent corporation, or to a successor corporation acquiring substantially all the assets of Tenant, and intending to operate Tenant’s business under the same trade name, shall be deemed reasonable. An Assignment consummated in violation of the provisions of this Article XIV shall be null and void and of no force or effect.

SECTION 14.02. OPTION TO TERMINATE.   In the event Tenant desires to make any such Assignment, Tenant shall serve written notice upon Landlord; and Landlord shall have sixty (60) days after written notice to elect whether to approve such Assignment, reject such Assignment or to terminate this Lease. Should Landlord elect to terminate, Landlord shall so notify Tenant in writing and Tenant shall have fifteen (15) days either to rescind the request, or this Lease shall be deemed terminated effective at the end of the calendar month when Landlord so elects to terminate. Tenant’s notice shall be accompanied by a copy of a bona fide offer from a potential “Assignee” specifying the terms of any offer from such Assignee. If Landlord so elects to terminate, Landlord shall pay to Tenant a sum not exceeding the lower of any bona fide offer from a potential Assignee, or remaining book value of Tenant’s improvements to the real estate.

SECTION 14.03. CONDITIONS OF CONSENT.

(a)           Should consent be granted, such consent shall be subject to Tenant causing the Assignee to execute an agreement directly with Landlord undertaking to be bound by all the terms, covenants and conditions contained in this Lease as though Assignee had originally executed this Lease as Tenant.

(b)           Tenant shall pay to Landlord any and all consideration received by Tenant for such Assignment to the extent such consideration exceeds the remaining book value of Tenant’s leasehold improvements paid for by Tenant, whether paid in lump sum or in rent exceeding Base Monthly Rent required under this Lease.

(c)           At no time when Tenant is in default in the performance of any covenant of this Lease or in payment of rent or any other matured sums payable hereunder shall any Assignment be approved or permitted, nor shall the notice provision of Section 14.02 limit the right to declare default and pursue other remedies provided for in this Lease or under the laws of the State of Utah.

SECTION 14.04. STANDARDS OF REASONABLENESS IN WITHHOLDING CONSENT.   In determining whether to grant consent, Landlord may consider any statutory or common law tests including, but not limited to, the following tests, each of which if applicable in Landlord’s sole business judgment, shall be deemed a reasonable ground for rejection:

(a)
Any Assignment disapproved by Landlord’s lender;

(b)
Any Assignment resulting in a change of Permitted Use from that specified in Section 1.01(F);

(c)           Any Assignment to an Assignee who lacks good reputation, successful business experience in Tenant’s type of business and substantial means and financial capacity adequate to conduct such a business;

(d)           Any Assignment which would breach any covenant of Landlord respecting use or exclusivity in any other lease, financing agreement or other agreement relating to the Building.

However, any Assignment to a parent corporation, or to a successor corporation acquiring substantially all the assets of Tenant, and intending to operate Tenant’s business under the same trade name, shall be deemed reasonable.

Consent by Landlord to one (1) or more Assignments shall not constitute a waiver or consent to any subsequent Assignment nor exhaust Landlord’s rights under this Article XIV; nor shall acceptance of Base Monthly Rent, Additional Rent or any other payment from Assignee be deemed a waiver or consent by Landlord or an acceptance of such Assignment. Any Assignment without such Landlord’s consent shall be void and of no force and effect and shall confer no estate or benefit on anyone, nor shall Landlord be required to terminate this Lease in order to invalidate such Assignment.

SECTION 14.05. DOCUMENTATION OF ASSIGNMENT.   Whether the documentation of any such Assignment shall be prepared by Tenant or by Landlord or its attorneys, all costs and reasonable attorneys’ fees related to considering such Assignment shall be paid by Tenant, which fees payable to Landlord shall in no case be greater than One Thousand Dollars ($1,000.00) per Assignment considered, payable by Tenant upon demand as Additional Rent.

SECTION 14.06. CONTINUING LIABILITY OF TENANT AND GUARANTOR.   Neither the consent of Landlord nor any otherwise permitted Assignment or subletting shall relieve Tenant or any Guarantor from continuing liability under this Lease, including liability for Base Monthly Rent as provided in Section 1.01(L) and 1.01(M) and any Additional Rent for which Tenant and any Guarantor shall each remain obligated.

ARTICLE XV. WASTE OR NUISANCE

SECTION 15.01. WASTE OR NUISANCE.   Tenant shall not commit or suffer to be committed any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building in which the Leased Premises may be located, or elsewhere within the Building.

ARTICLE XVI. NOTICES

SECTION 16.01. NOTICES.   Except as provided in Section 19.01, any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be personally delivered or mailed by United States certified mail, return receipt requested, postage prepaid, or via a nationally recognized overnight courier or expedited mail service, and shall be addressed (a) if to Landlord at the address set forth in Section 1.01(C) or at such other address as Landlord may designate by written notice and (b) if to Tenant at the address set forth in Section 1.01(E) or at such other address as Tenant shall designate by written notice. Notice shall be effective on delivery unless delivery is refused or cannot be made, in which event notice shall be effective on mailing.

Notwithstanding the foregoing, any notices Landlord is required or authorized to deliver to Tenant in order to advise Tenant of alleged violations of Tenant’s covenants relating to advertising, signs, parking of automobiles, hours of operation, failure of Tenant to properly maintain or repair the Leased Premises, all as provided in, but not limited to, Articles VII, IX and X and Sections 8.01, 15.01 and 16.02, must be in writing but may be served upon Tenant by delivering a copy of such notice to Tenant as above specified and delivering a copy of such notice to one (1) of Tenant’s managing employees at the Leased Premises

ARTICLE XVII. DESTRUCTION OF THE LEASED PREMISES

SECTION 17.01. DESTRUCTION.

(a)           If the Leased Premises is partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless Landlord elects not to repair or rebuild as provided in subsection (b) of this Section 17.01. During the period required for restoration, a just and proportionate part of Base Monthly Rent, Additional Rent and other charges payable by Tenant hereunder shall be abated until the Leased Premises is repaired or rebuilt.

(b)           If the Leased Premises is (i) rendered totally untenantable by reason of an occurrence described in subsection (a) of this Section 17.01, or (ii) damaged or destroyed as a result of a risk which is not insured under Landlord’s fire insurance policies, or (iii) at least twenty percent (20%) damaged or destroyed during the last two (2) years of the Rental Term, or (iv) if the Building is damaged in whole or in part (whether or not the Leased Premises is damaged), to such an extent that Tenant cannot practically use the Leased Premises for its intended purpose, then and in any such events Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the date of such occurrence. Unless Landlord gives such notice, this Lease shall remain in full force and effect and Landlord shall repair such damage at its expense as expeditiously as possible under the circumstances.

(c)           If Landlord should elect or be obligated, pursuant to subsection (a) of this Section 17.01, to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the original Building and any other work or improvements which may have been originally performed or installed at Landlord’s expense. If the cost of performing Landlord’s obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose. Tenant shall replace all work and improvements not originally installed or performed by Landlord at its expense.

(d)           Except as stated in this Article XVII, Landlord shall not be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

ARTICLE XVIII. CONDEMNATION

SECTION 18.01. CONDEMNATION.   As used in this Section 18.01, the term “Condemnation Proceeding(s)” means any action or proceeding in which any interest in the Leased Premises or the Building is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Leased Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. If in excess of twenty-five percent (25%) of the Leased Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. If less than twenty-five percent (25%) of the space is taken and Landlord determines, in Landlord’s sole discretion, that a reasonable amount of reconstruction thereof shall not result in the Leased Premises or the Building becoming a practical improvement reasonably suitable for use for the purpose for which it is designed, then Landlord may elect to terminate this Lease by giving thirty (30) days written notice as provided hereinabove. In all other cases, or if neither party exercises its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced in proportion to the ratio of: (i) the area contained in the Leased Premises which is capable of occupancy after the taking; to (ii) the total area contained in the Leased Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section 18.01, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord, except that Tenant shall be entitled to any awards intended to compensate Tenant for expenses of locating and moving Tenant’s operations to a new space.

ARTICLE XIX. DEFAULT OF TENANT

SECTION 19.01. DEFAULT - RIGHT TO RE-ENTER.   In the event of any failure of Tenant to pay any Base Monthly Rent and Additional Rent due hereunder, within ten (10) days after written notice that the same is past due, shall have been mailed to Tenant by registered mail to Tenant’s address as listed in Section 1.01(E) or to such address as Tenant has specified in writing, or any failure by Tenant to perform any other of the terms, conditions or covenants required of Tenant by this Lease within thirty (30) days after written notice of such default shall have been mailed to Tenant by registered mail to Tenant’s address as listed in Section 1.01(E) or to such address as Tenant has specified in writing, or if Tenant shall abandon the Leased Premises, or permit this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the Rental Term ended and shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Tenant hereby waives all compensation for the forfeiture of the Rental Term or its loss of possession of the Leased Premises in the event of the forfeiture of this Lease as provided for above. Any notice that Landlord may desire or is required to give Tenant with reference to the foregoing provision may, in lieu of mailing, at the option of Landlord, be conspicuously posted for ten (10) consecutive days at the main entrance to or in front of the Leased Premises, and such notice shall constitute a good, sufficient, and lawful notice for the purpose of declaring a forfeiture of this Lease and for terminating all of the rights of Tenant hereunder.

SECTION 19.02. DEFAULT - RIGHT TO RE-LET.   Should Landlord elect to re-enter, as provided herein, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises, and may re-let the Leased Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the Rental Term of this Lease) and at such rent or rental income and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each re-letting, all rental income received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than rents due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys’ fees and costs of such alterations and repairs; third, to the payment of rents due and unpaid hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental income received from such re-letting during any month is less than those payable during that month by Tenant hereunder, Tenant shall pay any such deficiency immediately to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rents and other charges equivalent to rents reserved in this Lease for the remainder of the stated Rental Term over the then reasonable rental value of the Leased Premises for the remainder of the Rental Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

SECTION 19.03. LEGAL EXPENSES.   In case of default by either party in the performance and obligations under this Lease, the non-prevailing party shall pay all costs incurred in enforcing this Lease, or any right arising out of the breach thereof, whether by suit or otherwise, including reasonable attorneys’ fees.

ARTICLE XX. BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

SECTION 20.01. RIGHT OF TERMINATION.   It is intended that neither this Lease, nor any interest therein nor any estate thereby created, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law. The parties acknowledge that the Permitted Use covenant described in Section 1.01(F) and in Section 7.01 was a motivating consideration in Landlord’s approval of this Lease. Accordingly, should any of the following events occur, Landlord may terminate this Lease and any interest of Tenant therein, effective upon commencement of the event:

(a)           If proceedings are instituted whereby all, or substantially all, of Tenant’s assets are placed in the hands of a receiver, conservator, trustee or assignee for the benefit of Tenant’s creditors, and such proceedings are not dismissed within thirty (30) days;

(b)           If any creditor of Tenant institutes judicial or administrative process to execute on, attach or otherwise seize any of Tenant’s merchandise, fixtures or personal property located on the Leased Premises and Tenant fails to discharge, set aside, exonerate by posting a bond, or otherwise obtain a release of such property within thirty (30) days;

(c)           If Tenant becomes a debtor in any case filed under the Bankruptcy Code (as defined in Section 20.02) or similar law providing relief to bankrupt or insolvent debtors;

(d)           If any of the foregoing events occurs with respect to any Guarantor of this Lease.

In addition, within ten (10) days after Landlord’s request therefor, Tenant or Guarantor of this Lease shall provide Landlord and Landlord’s mortgagee or proposed mortgagee, as Landlord shall specify, such financial, legal and business information concerning any of the events described in this Section 20.01 as Landlord shall request.

SECTION 20.02. BANKRUPTCY.   If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of the United States Code relating to Bankruptcy (“Bankruptcy Code”), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the “Bankruptcy Court”, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Bankruptcy Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees shall promptly cure any default hereunder, (b) compensates or provides adequate assurance that Tenant shall promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults, and (c) provides adequate assurance of performance during the fully stated Rental Term hereof of all the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance (1) of the source of rent reserved hereunder, (2) that the assumption of this Lease shall not breach any provision hereunder, and (3) that business operated shall comply with the Permitted Use covenants set forth in Sections 1.01(F) and 7.01. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of utilities or other charges therefor. Tenant shall pay all of Landlord’s costs incurred as a result of Tenant’s insolvency and/or bankruptcy proceedings including, but not limited to, reasonable attorneys’ fees incurred as a result of Landlord’s participation in and/or monitoring of Tenant’s insolvency proceeding.

ARTICLE XXI. LANDLORD ACCESS

SECTION 21.01. LANDLORD ACCESS.   Landlord or Landlord’s agent shall have the right to enter the Leased Premises at all reasonable times to examine the same, or to show the Leased Premises to prospective purchasers or lessees of the Building, or to make all reasonable repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rents reserved shall in no wise abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the ninety (90) days prior to the expiration of the Rental Term, or any Rental Term extension or renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises the usual notices “To Let” or “For Rent” which notices Tenant shall permit to remain thereon without molestation.

ARTICLE XXII. TENANT’S PROPERTY AND LANDLORD’S LIEN

SECTION 22.01. TAXES ON LEASEHOLD.   Tenant shall be responsible for and shall pay before delinquency all municipal, county and state taxes assessed during the Rental Term of this Lease against any leasehold interest, improvements, trade fixtures or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant, and taxes, levies or fees assessed on the basis of Tenant’s occupancy thereof, including, but not limited to, taxes measured by rents due from Tenant hereunder.

SECTION 22.02. LOSS AND DAMAGE.   Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining spaces or any part of the spaces adjacent to or connected with the Leased Premises hereby or any part of the Building of which the Leased Premises is a part, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage or loss of property within the Leased Premises from any cause whatsoever.

SECTION 22.03. NOTICE BY TENANT.   Tenant shall give immediate telephone or electronic mail notice to Landlord in case of fire, casualty or accidents in the Leased Premises or in the Building of which the Leased Premises is a part or of defects therein or in any fixtures or equipment, and Tenant shall promptly thereafter confirm such notice in writing.

SECTION 22.04. LANDLORD’S LIEN.   Tenant hereby grants to Landlord a lien upon the improvements, trade fixtures and furnishings of Tenant to secure full and faithful performance of all of the terms of this Lease.

SECTION 22.05. LANDLORD’S SUBORDINATION.   Provided that Tenant is not in default hereunder, Landlord agrees to subordinate its lien on Tenant’s personal property to that of any bona fide third party lender providing financing which directly benefits Tenant=s operations in the Leased Premises. However, Landlord shall refuse and shall otherwise not be required to subordinate its lien or priority as to Tenant's equipment, trade fixtures or personal property, and Landlord shall be entitled to refuse subordination if loans are not directly related to the Leased Premises.

ARTICLE XXIII. HOLDING OVER

SECTION 23.01. HOLDING OVER.   Any holding over after the expiration of the Rental Term, or any Rental Term extension thereof, without Landlord’s approval, shall be construed to be a tenancy-at-will and all provisions of this Lease shall be and remain in effect except that Base Monthly Rent shall be double the amount of Base Monthly Rent (including any adjustments as provided herein) payable for the last full calendar month of the Rental Term, including any Rental Term extension or renewal thereof, or tenancy on a month-to-month basis.

SECTION 23.02. SUCCESSORS.   All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of such parties; and if there shall be more than one (1) tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.

ARTICLE XXIV. RULES AND REGULATIONS

SECTION 24.01. RULES AND REGULATIONS.   Tenant agrees to comply with and observe all rules and regulations as established by Landlord and which are now, or which may be hereafter, prescribed by Landlord from time to time, provided, in Landlord’s sole discretion, and posted in or about the Leased Premises or otherwise brought to the notice of Tenant, both with regard to the Building as a whole and to the Leased Premises, including Common Areas and Common Facilities. Tenant’s failure to keep and observe such rules and regulations shall constitute a breach of the terms of this Lease in the manner as if such rules and regulations were contained herein as covenants.

ARTICLE XXV. QUIET ENJOYMENT

SECTION 25.01. QUIET ENJOYMENT.   Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Rental Term, or any Rental Term extensions or renewals thereof, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and actions resulting from future eminent domain proceedings and casualty losses.

ARTICLE XXVI. SECURITY DEPOSIT

SECTION 26.01. SECURITY DEPOSIT.   Landlord herewith acknowledges receipt of the Security Deposit in the amount set forth in Section 1.01(S) which is to be retained as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for Tenant’s failure to perform such covenants, conditions and agreements; Landlord may so apply the Security Deposit, at its option; and Landlord’s right to the possession of the Leased Premises for non-payment of rents or for other reasons shall not in any event be affected by reason of the fact that Landlord holds the Security Deposit. Such sum, if not applied toward the payment of rents in arrears or toward the payment of damages suffered by Landlord by reason of Tenant’s breach of the covenants, conditions and agreements of this Lease, is to be returned to Tenant without interest when this Lease is terminated or expired, according to these terms, and in no event is the Security Deposit to be returned until Tenant has vacated the Leased Premises and delivered possession to Landlord.

In the event that Landlord repossesses the Leased Premises because of Tenant’s default or because of Tenant’s failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the Security Deposit toward damages as may be suffered or shall accrue thereafter by reason of Tenant’s default or breach. In the event of bankruptcy or other debtor-creditor proceedings against Tenant as set forth in Article XX, the Security Deposit shall be deemed to be applied first to the payment of Base Monthly Rent, Additional Rent and other charges due to Landlord for the earliest possible periods prior to the filing of such proceedings. Landlord shall not be obliged to keep the Security Deposit as a separate fund, but may mix the same with its own funds.

SECTION 26.02. TRANSFER OF LANDLORD’S INTEREST IN THE SECURITY DEPOSIT.   Landlord may deliver the Security Deposit to the purchaser or assignee of Landlord’s interest in the Leased Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This Section 26.02 shall also apply to any subsequent transfers of Landlord’s interest in the Leased Premises.

ARTICLE XXVII. MISCELLANEOUS PROVISIONS

SECTION 27.01. WAIVER.   One (1) or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent or approval to or of any subsequent or similar act by Tenant. The subsequent acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rents so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rents. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

SECTION 27.02. ENTIRE LEASE AGREEMENT.   This Lease and the exhibits, if any, constitutes the entire Lease and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all parties.

SECTION 27.03. INTERPRETATION, USE OF PRONOUNS.   Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

The laws of the state where the Building is situated shall govern the validity, performance and enforcement of this Lease. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

The parties agree that any deletion of language from this Lease prior to mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption or implication, including without limitation, any implication that the parties intended thereby to state the converse or opposite of the deleted language. It is the intention of the parties hereto that, if any provision of this Lease is capable of two (2) constructions, one (1) of which would render the provision void and one (1) of which would render the provision valid, then the provision shall have the meaning which renders it valid.

SECTION 27.04. FORCE MAJEURE.   In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 27.04 shall not operate to excuse Tenant from prompt payment of Base Monthly Rent, Additional Rent or any other payments required by the terms of this Lease.

SECTION 27.05. LOSS AND DAMAGE.   Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying all or any part of the Leased Premises adjacent to or connected with the Leased Premises or any part of the Building of which the Leased Premises is a part, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas sewer or steam pipes or for any damage or loss of property within the Leased Premises from any cause whatsoever.

SECTION 27.06. CAPTIONS AND SECTION NUMBERS.   The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 27.07. BROKER’S COMMISSION.   Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of reasonable attorneys’ fees in connection therewith) except as follows: Landlord has commission obligation to Woodbury Corporation. This provision in no way creates any third party beneficiary rights in any party, nor does it create any liability on the part of Tenant to pay any or all of the commission due Tenant’s broker or Landlord’s broker. Further, Landlord shall hold Tenant harmless from and against any claim by Tenant’s broker stemming from Landlord’s broker’s failure to pay Tenant’s broker its commission split.

SECTION 27.08. RECORDING.   Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called “short form” of this Lease for the purposes of recordation. Such memorandum or short form of this Lease shall describe the parties, the Leased Premises, the Rental Term and Rental Term renewals of this Lease, any special provisions, and shall incorporate this Lease by reference.

SECTION 27.09. CONSENT NOT UNREASONABLY WITHHELD.   Landlord agrees that whenever under this Lease a provision is made for Tenant to secure the written consent of Landlord, such written consent shall not be unreasonably withheld, except as provided in Article XIV.

SECTION 27.10. FURNISHING OF FINANCIAL STATEMENTS.   Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, financial statements reflecting Tenant’s current financial condition.

SECTION 27.11. TIME OF ESSENCE.   Time is of the essence in the performance of all covenants and conditions in this Lease for which time is a factor.

SECTION 27.12. ACCORD AND SATISFACTION.   No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state wherein the Leased Premises is located.

SECTION 27.13. NO OPTION.   The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises. This Lease becomes effective as a lease only upon full execution and delivery thereof by Landlord and Tenant.

SECTION 27.14. ANTI-DISCRIMINATION.   Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Leased Premises, nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, or subtenants in the Leased Premises.

SECTION 27.15. SEVERABILITY.   If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.16. SURVIVAL OF OBLIGATIONS.   The provisions of this Lease, with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or early termination of this Lease, shall survive the expiration or early termination of this Lease.

SECTION 27.17. REPRESENTATION REGARDING AUTHORITY.   The person(s) executing this Lease represent and warrant that they are duly authorized to execute this Lease in their individual or representative capacity as indicated.

SECTION 27.18. TENANT’S LIABILITY.   In the event there is more than one (1) Tenant hereunder, the liability of each shall be joint and several.

SECTION 27.19. LANDLORD’S LIABILITY.   Landlord’s liability hereunder shall be limited solely to Landlord’s interest in the Building.

SECTION 27.20. COUNTERCLAIM AND JURY TRIAL.   In the event that Landlord commences any summary proceedings or action for non-payment of rents or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or relating to this Lease, or any of its provisions. Notwithstanding the foregoing, this provision shall not prohibit Tenant from bringing any claim it may have against Landlord in a separate and distinct proceeding.

SECTION 27.21. TRANSFER OF LANDLORD’S INTEREST IN THE LEASED PREMISES.   In the event of any transfer or transfers of Landlord’s interest in the Leased Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee assumes such obligations and liabilities.

SECTION 27.22. TENANT SELECTION BY LANDLORD.   Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Rental Term of this Lease, occupy any space in the Building.

SECTION 27.23. DISCLOSURE OF PARTIES.   Landlord is a limited liability company, one (1) or more Managers of which is a licensed real estate broker or agent.

SECTION 27.24. EXECUTIVE ORDER CERTIFICATION.   For purposes of compliance with Executive Order 13224 and related regulations, Landlord and Tenant each represent and warrant that:

(i)           it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction (“SDN”) pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”);

(ii)           it is not engaged in this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and

(iii)           it is not in violation of Presidential Executive order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or an regulations promulgated pursuant thereto.

Landlord agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification. Should Landlord, during the Rental Term of this Lease, be designated an SDN, Tenant may, at its sole option, terminate this Lease.

Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the Rental Term of this Lease, be designated an SDN, Landlord may, at its sole option, terminate this Lease.

ADDITIONAL PROVISIONS : None.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

SIGNATURES :
LANDLORD

PARADIGM RESOURCES, L.C., a Utah limited liability company

By:  WOODBURY CORPORATION, a Utah corporation, Its Manager

By:  __________________________________________
O. Randall Woodbury, President

By:  __________________________________________
W. Richards Woodbury, Vice Chairman

BY:  TACHUS, INC., a Utah corporation, its Manager

By:  __________________________________________
Don R. Brown, President

TENANT

MAJESCO ENTERTAINMENT COMPANY, a Delaware corporation, d/b/a POLARITY TE

By:  __________________________________________
Its: _______________________________

By:  __________________________________________
Its: _______________________________

ACKNOWLEDGMENT OF TENANT

STATE OF _________________________	)
: ss
COUNTY OF ______________________	)

On this ______ day ________________________________ 2016, before me personally appeared _________________________________________ and _______________________________________, to me personally known to be the ____________________________ and _______________________________ of MAJESCO ENTERTAINMENT COMPANY, a Delaware corporation, d/b/a POLARITY TE, the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of such corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

________________________________________________
Notary Public

ACKNOWLEDGMENTS OF LANDLORD

STATE OF UTAH	)
: ss
COUNTY OF SALT LAKE	)

On the _________ day of _______________________________________ 2016, personally appeared O. RANDALL WOODBURY and W. RICHARDS WOODBURY, to me personally known, who being by me duly sworn did say that they are the President and Vice Chairman of WOODBURY CORPORATION, a Utah corporation, which is a Manager of PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of such company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

__________________________________________________
Notary Public

STATE OF UTAH	)
: ss
COUNTY OF SALT LAKE	)

On the _______ day of ______________________________________ 2016, personally appeared DON R. BROWN, to me personally known, who being by me duly sworn did say that he is the President of TACHUS, INC., a Utah corporation, which is a Manager of PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of such company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

_________________________________________________
Notary Public

EXHIBIT “A”

SITE PLAN

SITE PLAN
N.T.S.
BLACK HAWK WAY
ARAPEEN DRIVE
Three Story Office
CHIPETA WAY

SITE

DATE 11/3/16
DRAWN BY JOHN

PARADIGM I
SITE PLAN
615 ARAPEEN DRIVE
SALT LAKE CITY, UTAH

WOODBURY CORPORATION

EXHIBIT “B”

LEGAL DESCRIPTION

Beginning at a point on the northwesterly right-of-way line of Chipeta Way said point being South 44E00’00” West along the monument line 546.107 feet and North 46E00’00” East 52.00 feet from a Salt Lake City monument located at the P.T. of Chipeta Way and running thence South 44E00’00” West along said northwesterly right-of-way line 43.261 feet to a point of curvature; thence along the arc of a 660.000 foot radius curve to the right and said northwesterly right-of-way line, through a central angle of 24E00’07”, 276.484 feet to a point of compound curvature; thence along the arc of a 45.000 foot radius curve to the right, through a central angle of 81E21’51”, 63.903 feet to a point of reverse curvature, said point also being on the northeasterly right-of-way line of Arapeen Drive; thence along the arc of a 600.575 foot radius curve to the left, through a central angle of 18E21’58”, 192.515 feet to a point of tangency; thence North 49E00’00” West along said northeasterly right-of-way line 484.077 feet; thence North 41E00’00” East 300.000 feet; thence South 49E00’00” East 800.892 feet to the point of beginning.